Exhibit 11.1

Consent of Independent Auditor

We hereby consent to the use of our independent auditor’s report, dated September 24, 2026, on the financial statements of PRC Equity Fund I, LLC for the years ended December 31st, 2025 and 2024, in PRC Equity Fund I, LLC’s Regulation A Annual Report on Form 1-K.

Tampa, Florida

Date: October 28, 2026